UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 12, 2016

SPARTAN MOTORS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Michigan (State or Other Jurisdiction of Incorporation)	0-13611 (Commission File No.)	38-2078923 (IRS Employer Identification No.)

1541 Reynolds Road, Charlotte, Michigan (Address of Principal Executive Offices)	48813 (Zip Code)

517-543-6400

(Registrant's Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Section Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement

On December 12, 2016, Spartan Motors USA, Inc. (the “Company”), a wholly-owned subsidiary of Spartan Motors, Inc., entered into an Asset Purchase Agreement (the “Purchase Agreement") with Smeal Fire Apparatus Co. (“SFA”), Smeal Properties, Inc. (“Properties”), Ladder Tower Co. (“LTC”), U.S. Tanker Co. (“UST”, and together with SFA, Properties, and LTC, “Smeal”), and Rod Cerny, solely in the capacity as the Representative, pursuant to which the Company will acquire substantially all of the assets and assume certain liabilities of Smeal. Smeal is engaged in the business of manufacturing emergency response vehicle bodies and aerial devices. Under the Purchase Agreement, the transaction is expected to close on or about January 1, 2017, subject to the satisfaction or waiver of certain closing conditions.

Pursuant to the Purchase Agreement, at closing, the Company will pay approximately $36.3 million in cash (subject to certain net working capital adjustments), forgive certain liabilities owed by Smeal to the Company (totaled approximately $5.7 million as of December 12, 2016), and make a subsequent tax gross-up payment, which is not expected to exceed $2.4 million and which is expected to be more than offset by tax benefits of approximately $3.8 million accruing to the Company.

The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the Purchase Agreement, a copy of which will be filed as an exhibit to the Company’s report filed on Form 10-K for the year ended December 31, 2016.

Item 8.01     Other Information

On December 13, 2016, the Company issued a press release announcing the execution of the Purchase Agreement, a copy of which is attached hereto as Exhibit 99.1. In addition, the Company provided a series of supplementary materials available to investors on the Company’s website at www.spartanmotors.com/smeal, including a slide presentation, which is attached hereto as Exhibit 99.2, and a fact sheet, which is attached hereto as Exhibit 99.3.

The information in this Item 8.01 and the attached Exhibits shall not be deemed filed for purposes of Section 18 of the Securities Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01     Financial Statements and Exhibits

(d) Exhibits

Exhibit 99.1	Press release issued December 13, 2016, regarding the execution of the Purchase Agreement
Exhibit 99.2	Slide presentation dated December 13, 2016 regarding the Purchase Agreement
Exhibit 99.3	Fact sheet dated December 13, 2016 regarding the Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPARTAN MOTORS, INC.

Dated: December 13, 2016	/s/ Frederick J. Sohm
By: Frederick J. Sohm
Its: Chief Financial Officer

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